

<ARTICLE>      5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated financial statements of The Associated Group, Inc. as of and for the year ended December 31, 1997 included in Form 10-K for the year ending
December 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>   1000

<PERIOD-TYPE>                      YEAR
<FISCAL-YEAR-END>                  DEC-31-1997
<PERIOD-START>                     JAN-01-1997
<PERIOD-END>                       DEC-31-1997
<CASH>                             426,596
<SECURITIES>                       0<F1>
<RECEIVABLES>                      5,683
<ALLOWANCES>                       2,495
<INVENTORY>                        2,175
<CURRENT-ASSETS>                   470,317
<PP&E>                             68,664
<DEPRECIATION>                     34,827
<TOTAL-ASSETS>                     1,503,122
<CURRENT-LIABILITIES>              143,664
<BONDS>                            306,244
<PREFERRED-MANDATORY>              0
<PREFERRED>                        0
<COMMON>                           3,761<F2>
<OTHER-SE>                         614,759
<TOTAL-LIABILITY-AND-EQUITY>       1,503,122
<SALES>                            763
<TOTAL-REVENUES>                   25,835
<CGS>                              587
<TOTAL-COSTS>                      15,102
<OTHER-EXPENSES>                   19,127
<LOSS-PROVISION>                   1,058
<INTEREST-EXPENSE>                 12,018
<INCOME-PRETAX>                    (65,495)
<INCOME-TAX>                       (13,830)
<INCOME-CONTINUING>                (51,665)
<DISCONTINUED>                     0
<EXTRAORDINARY>                    0
<CHANGES>                          0
<NET-INCOME>                       (51,665)
<EPS-PRIMARY>                      (1.38)<F2>
<EPS-DILUTED>                      0

<F1>Does not include $841,311 of noncurrent marketable equity securities and
$95,075 restricted cash and investments.
<F2>Reflects a two-for-one stock split of The Associated Group, Inc. Class A
Common Stock and Class B Common Stock effected in the form of a stock dividend of one share of Class A Common Stock and one share of Class B Common Stock for each outstanding share of Class A Common Stock and Class B Common Stock, respectively, held by stockholders of record on October 17, 1997. All per share amounts and the weighted average number of shares outstanding in the consolidated financial statements included in Form 10-K for the year ended December 31, 1997 have been adjusted to reflect the stock dividend. Previously filed Financial Data Schedules have not been restated to reflect the stock dividend.


